Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor inquiries:

Karen Greene

Actua

Investor Relations

610.727.6900

IR@actua.com

Actua Announces Intention to Voluntarily Delist from NASDAQ

Radnor, PA – (January 24, 2018) – Actua Corporation (NASDAQ: ACTA) today announced that it has notified The NASDAQ Stock Market LLC of its intention to voluntarily delist its common stock from the exchange. Actua intends to file a Form 25 notification of delisting with the Securities and Exchange Commission on January 29, 2018. Actua’s expectation is that the delisting of its common stock from the NASDAQ will formally become effective on February 8, 2018. Following the delisting, Actua expects that its common stock will begin trading on the OTCQB Market.

Actua’s voluntarily delisting from the NASDAQ is a component of its previously announced plan to reduce costs as it winds down its operations in accordance with a plan of dissolution.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with our ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which we operate and our ability to respond to those changes in a timely and effective manner, the availability, performance and security of our cloud-based technology, particularly in light of increased cybersecurity risks and concerns, our ability to retain key personnel, the impact of any potential acquisitions, dispositions, share repurchases or other strategic transactions (including in connection with the negotiation, execution and consummation thereof), our ability to have continued access to capital and to manage capital resources effectively, our ability to monetize our remaining minority investments for sufficient value and other risks and otherwise execute on our plan of dissolution and uncertainties detailed in Actua’s filings with the U.S, Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

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